                                                                Exhibit 10.1


                                   CREDIT AGREEMENT



                                     by and among



                               THE HELICON GROUP, L.P.,

                              THE LENDERS PARTY HERETO,

                                         AND

                               BANQUE PARIBAS, AS AGENT




                                   ________________

                                     $20,000,000
                                   ________________





                              Dated as of June 26, 1997







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         CREDIT AGREEMENT, dated as of June 26, 1997, by and among THE HELICON
GROUP, L.P., a Delaware limited partnership (the "Borrower"), the lenders party hereto (together with their respective assigns, the "Lenders", each a "Lender"), and BANQUE PARIBAS, as agent for the Lenders (in such capacity, the "Agent").


1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

    1.1. Definitions

         As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

         "ABR Advances": the Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

         "Accountants": KPMG Peat Marwick LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent.

         "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or division or segment of any other Person, or (iii) any Property of any other Person other than in the ordinary course of business, provided, how ever, that no acquisition of a CATV System or all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

         "Advance": an ABR Advance or a Eurodollar Advance, as the case may be.

         "Affected Advance": as defined in Section 3.7.


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         "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Affiliate Note": the note, dated as of August 20, 1992, in the original principal amount of $5,000,000 issued by Helicon Group Ltd. to Theodore Baum, as the same may be amended, supplemented or otherwise modified in accordance with Section 7.11.

         "Aggregate Commitment Amount": at any time, the sum at such time of the Commitment Amounts of all Lenders.

         "Aggregate Credit Exposure": at any time, the sum at such time of the outstanding principal balance of the Loans of all Lenders.

         "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the Prime Rate in effect on such date.

         "Annualized Operating Cash Flow": as at any date of determination thereof, Operating Cash Flow for the most recently ended fiscal quarter times four.

         "Applicable Lending Office": in respect of any Lender, (i) in the case of such Lender's ABR Advances, its Domestic Lending Office and (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

         "Applicable Margin": with respect to the unpaid principal balance of ABR Advances and Eurodollar Advances, in each case at all times during the period that the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level under the applicable column:

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                        Applicable Margin (Type of Advance)
                        ----------------------------------
    Pricing Level            ABR       Eurodollar
    ----------------        ------    ------------

    Pricing Level I          1.75%          2.75%
    Pricing Level II         1.50%          2.50%
    Pricing Level III        1.25%          2.25%
    Pricing Level IV         1.00%          2.00%
    Pricing Level V          0.75%          1.75%
    Pricing Level VI         0.50%          1.50%
    Pricing Level VII        0.25%          1.25%.

         Changes in the Applicable Margin resulting from a change in a Pricing Level shall be based upon the Compliance Certificate most recently delivered pursuant to Section 6.1(c) and shall become effective on the date such Compliance Certificate is delivered to the Agent and the Lenders. Notwithstanding anything to the contrary contained in this definition, (i) if, at any time and from time to time, the Borrower shall be in Default of its obligations under Section 6.1(c), Pricing Level I shall apply until such Default is cured, and (ii) during the period commencing on the Effective Date and ending on the date of delivery thereafter of the first Compliance Certificate pursuant to Section 6.1(c), Pricing Level I shall apply.

         "Approved Bank": any bank whose (or whose parent company's) unsecured non-credit supported short-term commercial paper rating from (i) Standard & Poor's is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof.

         "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee, substantially in the form of Exhibit H.

         "Authorized Signatory": as to (i) any Person that is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other officer (acceptable to the Agent) thereof and
(ii) any Person that is not a corporation, the general partner or other managing Person (acceptable to the Agent) thereof.

         "Benefitted Lender": as defined in Section 10.11(a).

         "Booth Acquisition": the acquisition by the Borrower of the Booth Business pursuant to and in accordance with the Booth Acquisition Documents.

         "Booth Acquisition Documents": collectively, (i) the Asset Purchase Agreement, dated as of November 21, 1996, among HPI Acquisition Co., LLC, Booth Communications Carolinas Assets, Inc., Booth Communications Carolinas, Inc. and Booth American Company, pursuant to which the Borrower shall acquire the Booth Assets, and (ii) the bills of sale, the assignment and assumption agreement and all other documents executed in connection therewith, as each may be amended, supplemented or otherwise modified in accordance with Section 7.11.

         "Booth Assets": the cable television and related assets for the towns of Beech Mountain, Blowing Rock and Boone and the county of Watauga, North Carolina, being acquired by the Borrower in the Booth Acquisition.

         "Booth Business": Booth's business of operating the Booth Assets, which is to be transferred to, and assumed by, the Borrower on the Effective Date pursuant to the Booth Acquisition Documents.

         "Borrower Security Agreement": the Borrower Security Agreement, by and between the Borrower and the Agent, substan tially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrowing Date": the Business Day on which the Lenders make the Loans to the Borrower, such Business Day to be during the Commitment Period.

         "Borrowing Request": the request for the Loans in the form of Exhibit
C.

         "BP": Banque Paribas.

         "Business Day": (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a

Business Day described in clause (i) above and which is also a day on which eurodollar funding between banks may be carried on in London, England.

         "Capital Expenditures" without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, excluding (i) the cost of assets acquired with Capital Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (iii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

         "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

         "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in full support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in any such case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with an unsecured non-credit supported short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's or at least P-1 or the equivalent by Moody's, or guaranteed by any industrial or financial company with a long term unsecured non-credit supported senior debt rating of at least A or A- 2, or the equivalent, by Standard & Poor's or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

         "CATV Franchise": collectively, (i) any franchise, license, permit, wire agreement or easement granted by any political jurisdiction or unit or other franchising authority pursuant to which a Person has the right to operate a CATV System, (ii) any pole attachment agreement or underground conduit use agreement entered into in connection with the operation of any CATV System, and
(iii) any legislation, regulation, bill, ordinance, agreement or other instrument or document setting forth all of any part of the terms of any FCC License or franchise, license, permit, wire agreement or easement described in clause (i) of this definition.

         "CATV System": a system owned by the Borrower or any Subsidiary which transmits audio, video, digital or other signals or information by cable, optical, antennae, microwave, or satellite means, to Persons who pay to receive such transmis sions.

         "Change in Control": Theodore B. Baum shall cease to own, free and clear of all Liens or other encumbrances (other than Liens in favor of the Agent on behalf of the Lenders), at least 50.1% of the voting control of the Borrower either directly or, through another Person, indirectly.

         "Code": the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

         "Collateral": the Property in which a security interest is granted under the Collateral Documents.

         "Collateral Documents": collectively, (i) upon the execution and delivery thereof, the Borrower Security Agreement, the Parent Security Agreement, the Subordination

Agreement and the Subsidiary Guaranty and (ii) all documents executed or delivered in connection with any of the foregoing.

         "Commitment": in respect of any Lender, such Lender's undertaking on the Borrowing Date to make a Loan, subject to the terms and conditions hereof, in a principal amount equal to the Commitment Amount of such Lender.

         "Commitment Amount": with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A.

         "Commitment Percentage": as to any Lender in respect of such Lender's Commitment, the percentage equal to such Lender's Commitment Amount divided by the Aggregate Commitment Amount (or, if no Commitments then exist, the percentage equal to such Lender's Credit Exposure divided by the Aggregate Credit Exposure).

         "Commitment Period": the period from the Effective Date until the Commitment Termination Date.

         "Commitment Termination Date": the earlier of 5:00 p.m. on the Effective Date or such other date upon which the Commitments shall have been terminated in accordance herewith.

         "Communication Act": the Communications Act of 1934, as amended and in effect from time to time.

         "Compliance Certificate": a certificate substantially in the form of Exhibit E.

         "Condemnation":  as defined in Section 8.1(o).

         "Consolidated": the Borrower and its Subsidiaries on a consolidated basis.

         "Contingent Obligation": as to any Person ( a "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (d) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (e) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Control Person": as defined in Section 3.4.

         "Conversion Date": the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is converted to a new Eurodollar Advance.

         "Copyright Act": Title 17 of the United States Code, as amended and in effect from time to time.

         "Credit Exposure": with respect to any Lender as of any date, the outstanding principal balance of such Lender's Loan.

         "Credit Party": the Borrower and each other party (other than the Agent and the Lenders) to a Loan Document.

         "Cumulative Leakage Index": the permitted index or range of radiation leakage computed in accordance with the rules of the FCC and applicable to the CATV Systems.

         "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

         "Disposition": with respect to any Person, any sale, sale- leaseback, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of any other Person, (ii) any Operating Entity of such Person, or (iii) any other Property of such Person other than in the ordinary course of business (other than inventory, except to the extent subject to a bulk sale), provided that a Disposition shall not include the sale, assignment, transfer or other disposition of any Operating Entity pursuant to clause (ii) above or Property sold, assigned, transferred or otherwise disposed of other than in the ordinary course of business pursuant to clause (iii) above if (a) the fair market value thereof is less than $250,000 and, when aggregated with all other sales, assignments, transfers and other dispositions made by such Person pursuant to clauses (ii) and (iii) above within the same fiscal year which are in excess of $100,000, is less than $1,000,000, and provided further that a Disposition shall include the sale, assignment, transfer or disposition of a CATV System or all or substantially all of the Property of such Person.

         "Dollars" and "$": lawful currency of the United States.

         "Domestic Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender, through which it shall be making or maintaining ABR Advances, as reported by such Lender to the Agent and the Borrower and (ii) in the case of any other Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining Domestic Advances, as reported by such Lender to the Agent and the Borrower.

         "Effective Date": June 26, 1997.

         "Eligible Assignee": a Lender, any affiliate of a Lender and any other bank, insurance company, pension fund, mutual fund or other financial institution.

         "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

         "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA
Section 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA Section 6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA Section 2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA Section 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA Section 7401 et seq.; (vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA Section 5101 et seq. and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

         "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

         "Eurodollar Advances": collectively, the Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

         "Eurodollar Lending Office": in respect of (i) any Lender listed on the signature pages hereof, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar

Advances, as reported by such Lender to the Agent and the Borrower and (ii) in the case of any other Lender, initially, the office or offices of such Lender designated as such on Schedule 2 of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender; thereafter, such other office of such Lender, through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower.

         "Eurodollar Rate": with respect to each Eurodollar Advance, a rate of interest per annum, as determined by the Agent, equal to: (a) the offered quotation to first-class banks in the New York interbank eurodollar market by the Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Advance of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period applicable to such Eurodollar Advance determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under said Regulation D).

         "Event of Default": as defined in Section 8.1.

         "FCC": the Federal Communications Commission or any other regulatory body which succeeds to the functions of the Federal Communications Commission.

         "FCC License": any community antenna relay service, broadcast auxiliary license, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act.

         "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Fees": all fees payable by the Borrower to the Agent or the Lenders in connection with this Agreement.

         "Financial Officer": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Agent.

         "Financial Statements": as defined in Section 4.13(a).

         "Fixed Charge Coverage Ratio": at any date of determination thereof, the ratio of (i)(a) Operating Cash Flow, minus (b) the sum of (1) Capital Expenditures (limited to maintenance Capital Expenditures calculated as the greater of (x) the actual maintenance Capital Expenditures or (y) $35 per subscriber for the average number of basic subscribers during the period tested), (2) Management Fees paid and (3) cash taxes, all calculated for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period, to (ii) the aggregate amount of payments of interest, scheduled principal payments, permitted distributions and fees (excluding any one-time structuring and closing fees) required to be made during such four consecutive fiscal quarters, all calculated for the Borrower and its Subsidiaries on a Consolidated basis; provided that, until four consecutive fiscal quarters ending after the date of this Agreement have elapsed, the Fixed Charge Coverage Ratio shall be calculated solely from the number of consecutive fiscal quarters ended after the date of this Agreement as of the date of determination. The $35 per subscriber Capital Expenditure amount set forth in the preceding sentence will be prorated on a quarterly basis for the first three consecutive fiscal quarters ending after the date of this Agreement.

         "GAAP": generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.13(a).

         "Governmental Authority": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         "Hazardous Substance": any hazardous or toxic substance, material or waste, including (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements thereof and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

         "Highest Lawful Rate": as to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Note held by it, or which may be owing to such Lender pursuant to the Loan Documents under the laws applicable to such Lender and this transaction.

         "HSR Act": the Hart-Scott-Rodino Antitrust Improve ments Act of 1976, as amended.

         "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vii) Capital Lease Obligations, (viii) all obligations of such Person in respect of Capital Stock subject to mandatory purchase or redemption or purchase or redemption at the option of the holder thereof, in whole or in part, and (ix) all Contingent Obligations of such Person in respect of any of the foregoing.

         "Indemnified Liabilities": as defined in Section 10.5.

         "Indemnified Person": as defined in Section 10.8.

         "Indemnified Tax": as defined in Section 3.8(a).

         "Indemnified Tax Person": as defined in Section 3.8(a).

         "Intercompany Indebtedness": loans which are (i) made by the Borrower to direct or indirect wholly-owned Subsidiaries or (ii) made by direct or indirect wholly-owned Subsidiaries to the Borrower or to other direct or indirect wholly-owned Subsid iaries of the Borrower.

         "Interest Coverage Ratio": at any date of determination thereof, the ratio of Operating Cash Flow to interest expense and fees (excluding any one-time structuring and closing fees) on Total Debt, all calculated for the four fiscal quarter period ending on such date, or, if such date is not the last day of a fiscal quarter, for the most recently ended four consecutive fiscal quarters; provided that, until four consecutive fiscal quarters ending after the date of this Agreement have elapsed, the Interest Coverage Ratio shall be calculated solely from the number of consecutive fiscal quarters ended after the date of this Agreement as of the date of determination.

         "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance as to which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any

Eurodollar Advance as to which the Borrower has selected an Interest Period of six months, the last day of each three month interval occurring during such Interest Period and the last day of such Interest Period; and (iv) as to all Advances, the Maturity Date.

         "Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day and
(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Interest Periods shall be subject to the provisions of Section 3.3.

         "Investments": as defined in Section 7.5.

         "Leverage Ratio": at any date of determination, the ratio of (i) Total Debt to (ii) Annualized Operating Cash Flow.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

         "Loan" and "Loans": as defined in Section 2.1.

         "Loan Documents": collectively, this Agreement, the Notes, the Collateral Documents, the Intercreditor Agreement (as defined in the Senior Indenture) and all other agreements, instruments and documents executed or delivered in connection herewith, in each case as amended, supplemented or otherwise modified from time to time.

         "Management Agreement": the management agreement dated November 2, 1993 by and between the Borrower and Helicon Corp., as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.11.

         "Management Fees": all salaries, costs and other expenses from time to time directly or indirectly paid or payable under the Management Agreement by the Borrower or any other Subsidiary to any Person for managerial services.

         "Managing Person": with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

         "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

         "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of the Borrower or any of its Subsidiaries, (ii) the ability of any Credit Party to perform any of its obligations under any of the Loan Documents to which it is a party or
(iii) the ability of the Agent or any Lender to enforce any of the Loan
Documents.

         "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, prospects or Property of the Borrower or any of its Subsidiaries, (ii) the ability of any Credit Party to perform its obligations under any of the Loan Documents to which it is a party or (iii) the ability of the Agent or any Lender to enforce any of the Loan Documents.

         "Material Agreements": collectively, the Management Agreement, the Booth Acquisition Documents, the Affiliate Note and the Senior Indenture Documents, as each may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.11.

         "Maturity Date": November 1, 2000, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

         "Moody's": Moody's Investors Service, Inc., or any successor thereto.

         "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": net cash proceeds realized upon (i) the sale, transfer, or other disposition of assets, (ii) the sale or series of sales or issuance of any Capital Stock, or (iii) the issuance of new Indebtedness, in each case after the payment of all expenses (including, with respect to clauses
(ii) and (iii), underwriting discounts and commissions) and taxes related to such transaction and the net proceeds of the liquidation (at any time) of securities received as consideration from such transaction.

         "Net Mark-to-Market Exposure": with respect to any Person, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "Note" and "Notes": as defined in Section 2.2.

         "Notice of Conversion": a notice substantially in the form of Exhibit
D.

         "Operating Cash Flow": for any period of determination thereof, the sum of (i) pre-tax income or deficit, as the case may be (excluding extraordinary gains and losses), (ii) interest expense, (iii) Management Fees expense and (iv) depreciation and amortization, all calculated for the Borrower and its Subsidiaries on a Consolidated basis for such period after giving effect to any acquisitions and disposition of assets of the Borrower and its Subsidiaries made during such period as if made on the first day of such period.

         "Operating Entity": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

         "Organizational Documents": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

         "Other Taxes": as defined in Section 3.8(c).

         "Parent": Helicon Partners I, L.P., a Delaware limited partnership.

         "Parent Security Agreement": the Security Agreement, by and among the Parent, the Borrower and the Agent, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

         "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

         "Permitted Acquisition": an Acquisition permitted by Section 7.3.

         "Permitted Lien": a Lien permitted to exist under Section 7.2.

         "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

         "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, Pricing Level VI or Pricing Level VII, as applicable.

         "Pricing Level I": the applicable Pricing Level at any time when the Leverage Ratio is greater than or equal to 6.0:1.00.

         "Pricing Level II": the applicable Pricing Level at any time when the Leverage Ratio is greater than or equal to 5.5:1.00 but less than 6.0:1.00.

         "Pricing Level III": the applicable Pricing Level at any time when the Leverage Ratio is greater than or equal to 5.0:1.00 but less than 5.5:1.00.

         "Pricing Level IV": the applicable Pricing Level at any time when the Leverage Ratio is greater than or equal to 4.5:1.00 but less than 5.0:1.00.

         "Pricing Level V": the applicable Pricing Level at any time when the Leverage Ratio is greater than or equal to 4.0:1.00 but less than 4.5:1.00.

         "Pricing Level VI": the applicable Pricing Level at any time when the Leverage Ratio is less than 3.5:1.00 but less than 4.0:1.00.

         "Pricing Level VII": the applicable Pricing Level at any time when the Leverage Ratio is less than 3.5:1.00.

         "Prime Rate": a rate of interest per annum equal to the rate of interest announced by The Chase Manhattan Bank from time to time as its prime lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such announced rate.

         "Pro-Forma Financial Statements":  as defined in Section 4.13(b).

         "Prohibited Transaction": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

         "Property": all types of real, personal, tangible, intangible or mixed property.

         "Rate Hedging Agreement": an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations": with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreements.

         "Rate Protection Lenders": collectively, the Lenders and any affiliates of the Lenders that from time to time enter or have entered into Rate Hedging Agreements with the Borrower.

         "Real Property": all real property owned or leased by the Borrower or any of its Subsidiaries.

         "Regulatory Change": (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) the issuance or promulgation after the Effective Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or
(iii) any change after the Effective Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority charged with the administration thereof.

         "Required Lenders": (i) at any time prior to the Borrowing Date, Lenders having Commitment Amounts greater than or equal to 66.7% of the Aggregate Commitment Amount, and (ii) at all other times, Lenders having Loans outstanding in an amount greater than or equal to 66.7% of the Aggregate Credit Exposure; provided that if there shall exist only two Lenders, Required Lenders shall mean both Lenders.

         "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock in such Person now or hereafter outstanding and (iii) any management or similar fees (including the Management Fees) payable to any Person other than the Borrower or a wholly-owned Subsidiary of the Borrower.

         "Senior Indenture": the Indenture dated as of October 15, 1993 between the Borrower and Helicon Capital Corp. and Shawmut Bank Connecticut, National Association, as trustee, as the same may be amended, modified or otherwise supplemented in accordance with Section 7.11.

         "Senior Indenture Documents": the Senior Indenture, the Senior Indenture Notes and all security agreements, pledges and other agreements and documents executed and delivered in connection therewith, as the same may be amended, modified or supplemented in accordance with Section 7.11.

         "Senior Indenture Notes": the notes issued pursuant to the Senior Indenture, as the same may be amended, modified or supplemented in accordance with Section 7.11.

         "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

         "Solvent": with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co-obligors.

         "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Agent, or such other counsel as the Agent shall select from time to time.

         "Subordination Agreement": the Subordination Agree ment, by and among Helicon Corp., the Borrower and the Agent, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

         "Subsidiary Guaranty": the Subsidiary Guaranty and Security Agreement, by and among the Subsidiaries party thereto and the Agent, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

         "Substantial Portion": with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the Consolidated assets of the

Borrower and its Subsidiaries as would be shown in the Consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the Consolidated net sales or of the Consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Syndication Period": the period commencing on the Effective Date and ending on the day which is three months after the Effective Date.

         "Taxes": as defined in Section 3.8(a).

         "Tax on the Income": as defined in Section 3.8(a).

         "Total Debt": the sum of, without duplication, all Indebtedness, Net Mark-to-Market Exposure and obligations under non- compete agreements of the Borrower and its Subsidiaries on a Consolidated basis.

         "Transaction Documents": collectively, the Loan Documents and the Booth Acquisition Documents.

         "Type": with respect to any Loan, the character of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a type of loan.

         "United States": the United States of America (including the States thereof and the District of Columbia).

         "Upstream Transfers": as defined in Section 7.14.

         "U.S. Person": a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

    1.2. Principles of Construction

         (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

         (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

         (d)  The phrase "may not" is prohibitive and not permissive.

         (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

         (f) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

         (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         (h) References in any Loan Document to a fiscal pe-riod shall refer to that fiscal period of the Borrower.

         (i) The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise expressly provided therein.


2.  AMOUNT AND TERMS OF LOANS

    2.1. Loans

         Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make a single term loan in the amount of its Commitment ("Loan" and, collectively with the Loans of all other Lenders, the "Loans") to the Borrower on the Borrowing Date. Subject to the provisions of Sections 2.3 and 3.3, at the option of the Borrower, the Loans may be made as one or more (i) ABR Advances, (ii) Eurodollar Advances or (iii) any combination thereof.

    2.2. Notes

         The Loan made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, including any substitutions and replacements thereof, a "Note" and, collectively with the Notes of all other Lenders, the "Notes"), payable to the order of such Lender for the account of its Applicable Lending Office, dated the Borrowing Date, and in the stated principal amount equal to such Lender's Loan. The outstanding principal balance of the Loans shall be due and payable on the Maturity Date.

    2.3. Procedure for Borrowing

         (a)  The Borrower may borrow under the Commitments on any Business
Day during the Commitment Period, provided that the Borrower shall notify the Agent by the delivery of a Borrowing Request no later than: 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, or 11:00 a.m., one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying (A) the requested Borrowing Date, (B) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (C) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance. Each Eurodollar Advance to be made on the Borrowing Date shall equal no less than $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

         (b) Upon receipt of the Borrowing Request, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Loan available to the Agent for the account of the Borrower at the office specified by the Agent not later than 12:00 noon on the relevant Borrowing Date requested by the Borrower, in immediately available funds. The amounts so made available to the Agent on the Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent in accordance with the written instructions of the Borrower.

    2.4. Prepayments of the Loans

         (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Loans without premium or penalty (but subject to Section 3.3), in full at any time or in part from time to time by notifying the Agent in writing at least three Business Days prior to the proposed prepayment date, specifying whether the Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of the Loans pursuant to this subsection shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, or, if less, the outstanding principal balance of the Loans. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal balance of such Eurodollar Advances shall exceed (subject to Section 3.3) $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

         (b) Mandatory Prepayments of Loans. The Borrower shall prepay the Loans, upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds, as follows:

              (i) 100% of such Net Cash Proceeds derived from the Disposition of all or any part of the Booth Assets; and

              (ii) the pro rata amount (based upon the relative outstanding principal amounts of the Loans and the Senior Indenture Notes) of the Net Cash Proceeds derived from (A) the Disposition of any Property (other than the Booth Assets), (B) any issuance by the Borrower or any Subsidiary of Indebtedness or Capital Stock or (C) receipt by the Borrower or any Subsidiary of insurance or condemnation proceeds required to be applied to the prepayment of the Loans pursuant to Section 6.5(b); provided that to the extent that for any reason the Borrower shall not be required to prepay or redeem the Senior Indenture Notes with any such Net Cash Proceeds, the Borrower shall also prepay the Loans with such Net Cash Proceeds.

         In addition, upon the Borrower making any payment or prepayment of principal on the Affiliate Note, the Borrower shall simultaneously prepay the Loans in an equal amount.

         (c) In General. Simultaneously with each prepayment of the Loans, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment. Unless otherwise specified by the Borrower, each prepayment of Loans shall first be applied to ABR Advances. If any prepayment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.3.

    2.5. Use of Proceeds

         The Borrower agrees that the proceeds of the Loans shall be used solely to effect the Booth Acquisition and to pay related transaction expenses. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, to purchase, acquire or carry any Margin Stock or for a purpose that violates any law, including the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

    2.6. Payments

         (a) Each payment, including each prepayment, of principal and interest on the Loans shall be made by the Borrower prior to 1:00 p.m. on the date such payment is due to the Agent for the account of the applicable Lenders at the Agent's office specified in Section 10.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. As between the Borrower and the Lenders, any payment by the Borrower to the Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. Promptly upon receipt thereof by the Agent, each payment of principal and interest on the Loans shall be remitted by the Agent in like funds as received to each Lender pro rata according to the aggregate outstanding principal balance of the Loans.

         (b) If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day.


3.  INTEREST, FEES, YIELD PROTECTIONS, ETC.

    3.1. Interest Rate and Payment Dates

         (a) Prior to Maturity. Except as otherwise provided in Section 3.1(b) and 3.1(c), prior to the Maturity Date, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

         ADVANCES                      RATE

    Each ABR Advance              Alternate Base Rate plus the Applicable
                             Margin.

    Each Eurodollar Advance       Eurodollar Rate for the applicable Interest
                             Period plus the Applicable Margin.

         (b) Late Charges. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Loans shall bear interest, payable on demand, at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the rate which would otherwise be applicable under Section 3.1(a), and any overdue interest or other amount payable under the Loan Documents shall bear interest, payable on demand, at a rate per annum (whether before or after the entry of a judgment thereon) equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Advances plus 2%.

         (c) In General. Interest on (i) ABR Advances to the extent based on the Prime Rate shall be calculated on the basis of a 365/366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the Prime Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Prime Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

    3.2. Conversions

         (a) The Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving the Agent at least three Business Days' prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert
(i) ABR Advances to Eurodollar Advances and (ii) Eurodollar Advances to new Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election, in the case of a conversion to Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such con version of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Each such notice shall be irrevocable and shall be given by the delivery by telecopy of a Notice of Conversion (confirmed promptly, and in any event within three Business Days, by the delivery to the Agent of a Notice of Conversion manually signed by the Borrower). The Agent shall promptly provide the Lenders with notice of each such election. Advances may be converted pursuant to this Section in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.3 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

         (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, all ABR Advances shall be automatically continued as ABR Advances and all Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the Interest Period applicable to such Eurodollar Advance.

         (c)  Each conversion shall be effected by each

Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Section 4 or 5).

    3.3. Concerning Interest Periods - Break Funding Indemnification

         Notwithstanding any other provision of any Loan Document:

              (a) If the Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or 3.2, as the case may be, in connection with the borrowing of the Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.2.

              (b) No Interest Period selected in respect of the conversion of any Eurodollar Advance shall end after the Maturity Date.

              (c) The Borrower shall not be permitted to have more than five Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Borrowing Request or conversion to a Eurodollar Advance pursuant to a single Notice of Conversion shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

              (d) Notwithstanding anything herein to the contrary, during the Syndication Period, the Borrower may only select Interest Periods of not greater than one month, all of which shall commence on the same date and end on the same date.

              (e) If (i) the Borrower shall fail for any reason to borrow or convert an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 3.2,
(ii) a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or (iii) any payment of the principal amount of a Eurodollar Advance is made by the Borrower for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or expense suffered by such Lender as a result of such failure to borrow or convert, or such termination or payment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, and any internal processing charge customarily charged by such Lender in connection therewith.

    3.4. Capital Adequacy

         If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person"), shall be affected by the occurrence of a Regulatory Change and such Lender shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing (i) the rate of return on such Lender's or such Control Person's capital, or (ii) the asset value to such Lender or such Control Person of the Loan made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, then, within ten days after demand by such Lender, the Borrower shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction.

    3.5. Reimbursement for Increased Costs

         If any Lender or the Agent shall determine that a Regulatory Change:

              (a) does or shall subject it to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on the Agent or such Lender any other condition, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Income of such Lender), or

              (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not other wise included in the determination of a Eurodollar Rate; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or increase the cost to the Agent of performing its functions hereunder, then, in any such case, the Borrower shall pay such Lender or the Agent, as the case may be, within ten days after demand therefor, such additional amounts as is sufficient to compensate such Lender or the Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender or the Agent, as the case may be; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders or the Agent, as the case may be, with respect to withholding Taxes for which the Borrower has no obligation under Section 3.8.
 No failure by any Lender or the Agent to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by a Lender or the Agent, as the case may be, to the Borrower shall be conclusive absent manifest error.

    3.6. Illegality of Funding

         Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such

Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Agent thereof, and (i) the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (iii) such Lender's Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Agent and the Borrower thereof and, upon receipt of such notice by each of the Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

    3.7. Substituted Interest Rate

         In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 3.1 or (ii) any Lender shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and
(c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances.
Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (x) the Agent having determined that such circumstances affecting the interbank eurodollar no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or
(y) the Agent having been notified by all Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert all or any portion of the Loans to or as Eurodollar Advances.

    3.8. Taxes

         (a) Payments to be Free and Clear. All payments by each Credit Party under the Loan Documents to or for the account of the Agent or any Lender (each, an "Indemnified Tax Person") shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state or other political subdivision thereof or therein (collectively, "Taxes"), excluding as to any Indemnified Tax Person, (i) a Tax on the Income imposed on such Indemnified Tax Person and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such nonexcluded Tax, an "Indemnified Tax"). For purposes hereof, "Tax on the Income" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, or (iv) in the case of each Lender, any jurisdiction in which such Lender's Applicable Lending Office is located; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

         (b) Grossing Up of Payments. If any Credit Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Credit Party to or on behalf of an Indemnified Tax Person under any Loan Document (i) such Credit Party shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made for its own account (if the liability to pay is imposed on such Credit Party) or on behalf of and in the name of such Indemnified Tax Person (if the liability is imposed on such Indemnified Tax Person), and (ii) the sum payable to such Indemnified Tax Person shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Indemnified
Tax Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

         (c) Other Taxes. Each Credit Party agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "Other Taxes").

         (d) Evidence of Payment. Within 30 days after request therefor by the Agent in connection with any payment of Indemnified Taxes or Other Taxes, each Credit Party will furnish to the Agent the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from a Financial Officer that states that such payment has been made and that sets forth the date and amount of such payment.

         (e) U.S. Tax Certificates. Each Indemnified Tax Person that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof that is exempt from United States federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under the Loan Documents shall deliver to the Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it becomes an Indemnified Tax Person (in the case of each other

Indemnified Tax Person), and at such other times as the Borrower or the Agent may reasonably request Internal Revenue Form 4224 or Form 1001 or other certificate or document required under United States law to establish entitlement to such exemption or reduced rate. No Credit Party shall be required to pay any additional amount to any such Indemnified Tax Person under subsection (b) above if such Indemnified Tax Person shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Indemnified Tax Person shall have satisfied such requirements on the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became an Indemnified Tax Person (in the case of each other Indemnified Tax Person), nothing in this subsection shall relieve any Credit Party of its obligation to pay any additional amounts pursuant to subsection (b) in the event that, as a result of any change in applicable law or treaty, such Indemnified Tax Person is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Indemnified Tax Person is no longer entitled to such exemption or reduced rate.

    3.9. Option to Fund

         Each Lender has indicated that, if the Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.3, 3.5 and 3.6. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to its Commitment Percentage of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

4.  REPRESENTATIONS AND WARRANTIES

    In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to the Agent and each Lender:

    4.1. Subsidiaries; Capitalization

         As of the Effective Date, the Borrower has only the Subsidiaries set forth on, and the authorized, issued and outstanding Capital Stock of the Borrower and each such Subsidiary is as set forth on, Schedule 4.1. Except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Subsidiary of the Borrower are owned beneficially and of record by the Borrower or another Subsidiary of the Borrower, are free and clear of all Liens and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.1, (i) neither the Borrower nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof,
(ii) there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of the Borrower or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (iii) all of the outstanding Capital Stock of each Subsidiary of the Borrower is owned by the Borrower or another Subsidiary of the Borrower. The outstanding Capital Stock of the Borrower is owned by the Parent, as the limited partner (99% partnership interest), and Baum Investments, Inc., as the general partner (1% partnership interest).

    4.2. Existence and Power

         Each of the Borrower and each of its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each juris-diction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

    4.3. Authority and Execution

         Each of the Borrower and each of its Subsidiaries has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and are in full compliance with its Organizational Documents. The Borrower and each of its Subsidiaries has duly executed and delivered the Loan Documents to which it is a party.

    4.4. Binding Agreement

         The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of each Credit Party, in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

    4.5. Litigation

         Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower, any of its Subsidiaries or any other Credit Party) pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any other Credit Party or maintained by the Borrower, any of its Subsidiaries or any other Credit Party or which may affect the Property of the Borrower, any of its Subsidiaries or any other Credit Party or any of their respective Properties or rights, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, (iii) might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document or (iv) seek to prevent or delay the consummation of the Booth Acquisition.

    4.6. Required Consents

         (a) Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Borrower or any of its Subsidiaries under the Loan Documents to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery or performance of the Loan Documents to which the Borrower or any of its Subsidiaries is a party or is required as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party. The Borrower has obtained all necessary approvals and consents of, and has filed or caused to be filed all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests of, all Governmental Authorities in connection with its borrowing hereunder. The execution and delivery of the Loan Documents does not constitute the transfer, assignment or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license issued as of the Effective Date by the FCC in connection with the operation of any CATV System of the Borrower and its Subsidiaries, or the transfer of control of any Credit Party, within the meaning of Section 310(d) of the Communications Act.

         (b) No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Booth Acquisition Documents or is required as a condition to the validity or enforceability thereof, except for those which have been obtained, made or given.

    4.7. Absence of Defaults; No Conflicting Agreements

         (a) Neither the Borrower, any of its Subsidiaries nor any other Credit Party is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material

Adverse Effect. The execution, delivery or carrying out of the terms of the Transaction Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien (other than a Lien on the Booth Assets in accordance with the Senior Indenture Documents) upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

         (b)  Neither the Borrower, any of its Subsidiaries nor any other
Credit Party is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

    4.8. Compliance with Applicable Laws

         The Borrower and each of its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect.

    4.9. Taxes

         Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 6.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all taxes are, to the best knowledge of the Borrower, adequate for the payment of such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 6.4, and for which adequate reserves have been set aside in accordance with GAAP.

    4.10.     Governmental Regulations

         Neither the Borrower, any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

    4.11.     Federal Reserve Regulations; Use of Loan Proceeds

         Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans has been or will be used, directly or indirectly, to purchase, acquire or carry any Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to or on behalf of the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulation U of the Board of Governors of the Federal Reserve System. Margin Stock constitutes less than 25% of the value of the assets of the Borrower and the Borrower and its Subsidiaries on a Consolidated basis.

    4.12.     Plans

         Neither the Borrower, any Subsidiary nor any ERISA Affiliate has any Pension Plan or any Employee Benefit Plan that provides for post- retirement benefits. Each Employee Benefit Plan is in compliance with ERISA and the Code, where applicable, in all material respects. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

    4.13.     Financial Statements

         (a) The Borrower has heretofore delivered to the Agent and the Lenders copies of the (i) audited Consolidated Balance Sheets of the Borrower as of December 31, 1996 and the related Consolidated Statements of Profit and Loss and Reconciliation of Surplus and Cash Flows for the fiscal year then ended, (ii) the unaudited Consolidated Balance Sheet of the Borrower as of March 31, 1997, and the related Consolidated Statements of Profit and Loss and Reconciliation of Surplus and Cash Flows for the fiscal quarter then ended and (iii) the unaudited Consolidated Balance Sheet of the Borrower as of April 30, 1997, and the related Consolidated Statements of Profit and Loss and Reconciliation of Surplus and Cash Flows for the month then ended (with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein (subject, in the case of such unaudited statements, to normal year-end adjustments) and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since the date of the Financial Statements, the Borrower and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

         (b) The Borrower has heretofore delivered to the Agent and the Lenders copies of the pro-forma Consolidated Balance Sheet of the Borrower as of June 30, 1997 and the related pro/forma Consolidated Statements of Profit and Loss and Reconciliation of Surplus and Cash Flows for the fiscal quarter then ended (the "Pro-Forma Financial Statements"). The Pro-Forma Financial Statements have been prepared on a pro-forma basis after giving effect to the consummation of the Booth Acquisition and the making of the Loans and fairly present the Consolidated pro-forma financial condition and pro-forma results of the operations of the Borrower and its Subsidiaries as of the date and for the period indicated therein (subject, to normal year-end adjustments) and have been prepared in conformity with GAAP. Except as reflected in the Pro-Forma Financial Statements, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Pro-Forma Financial Statements and was not. Since the date of the Pro-Forma Financial Statements, the Borrower and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

    4.14.     Property

         Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its real Property, and is the owner of, or has a valid lease of, all personal property, in each case which is material to the Borrower and its Subsidiaries, taken as a whole, subject to no Liens, except Permitted Liens. All leases of Property to the Borrower or any of its Subsidiaries are in full force and effect, the Borrower or such Subsidiary, as the case may be, enjoys quiet and undisturbed possession under all leases of real property and neither the Borrower nor any of its Subsidiaries is in default beyond any applicable grace period of any provision thereof, the effect of which could reasonably be expected to have a Material Adverse Effect.

    4.15.     Authorizations

         Each of the Borrower and each of its Subsidiaries possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business (including, without limitation, those necessary to the operation of the CATV Systems), and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

    4.16.     Environmental Matters

         (a) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Envi-ronmental Laws; no Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws; and there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks regulated under any Environmental Laws, which in any case under this
Section 4.16(a) could reasonably be expected to have a Material Adverse
Effect.

         (b) Neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law.

    4.17.     Solvency

         Immediately before and after giving effect to the making of the Loans and consummation of the Booth Acquisition, the Borrower and each of its Subsidiaries is and will be Sol-vent.

    4.18.     Absence of Certain Restrictions

         No indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any of its Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary of the Borrower to make Restricted Payments or repay any Indebtedness to the Borrower or to another Subsidiary of the Borrower.

    4.19.     Status as Pari Passu Indebtedness

    The Indebtedness of the Borrower and the Subsidiaries under the Loan Documents constitutes "Pari Passu Indebtedness" under and as defined in the Senior Indenture.

    4.20.     No Misrepresentation

         No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower or any of its Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.

    4.21.     FCC and Copyright Matters.

         Each of the Borrower and its Subsidiaries (a) has duly and timely filed all cable television registration statements and other filings that are required to be filed by the Borrower and each of its Subsidiaries under the Communications Act, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (b) is complying in all material respects with the Communications Act, including, without limitation, the rules, regulations and published policies of the FCC relating to the transmission of television, cable and microwave signals, a violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any knowledge that it has not recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all material notices, statements of account, royalty fees and other documents and instruments required under the Copyright Act, and, to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is liable in any material respect to any Person for copyright infringement under the Copyright Act as a result of its business operations. Each of the Borrower and its Subsidiaries has filed or caused to be filed with the FCC all reports, applications, documents, instruments and information required to be filed pursuant to all FCC rules, regulations and requests the failure to file of which could reasonably be expected to have a Material Adverse Effect.


5.  CONDITIONS TO LOANS


    5.1. Evidence of Action

         The Agent shall have received a certificate, dated the Borrowing Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Credit Party (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance satisfactory to the Agent) taken by it to authorize the Transaction Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) if available, attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business, except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction would not have a Material Adverse Effect.

    5.2. This Agreement

         The Agent shall have received counterparts of this

Agreement, duly executed by an Authorized Signatory of the Borrower and each of the other parties hereto.

    5.3. Notes

         The Agent shall have


received the Notes, duly executed by an Authorized Signatory of the Borrower.

    5.4. Absence of Litigation

         There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Transaction Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Transaction Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an Authorized Signatory of the Borrower to the foregoing effects.

    5.5. Approvals and Consents

         All approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Transaction Documents shall have been obtained and shall be in full force and effect (except for those approvals and consents which in the aggregate are not material to the consummation of the Booth Acquisition and will not adversely affect in any material respect the Borrower's ability to conduct the Booth Business or the Operating Cash Flow derived therefrom), and all required notices have been given and all required waiting periods shall have expired, including under the HSR Act, and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an Authorized Signatory of the Borrower to the foregoing effects.

    5.6. Absence of Material Adverse Change

         No material adverse change in the business, assets, liabilities, financial condition or results of operations of the Booth Business has occurred and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an Authorized Signatory of the Borrower to the foregoing effect.

    5.7. Financial Officer's Certificate

         The Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Borrowing Date, in all respects satisfactory to the Agent certifying that, after giving effect to the (i) consummation of the Booth Acquisition and (ii) the making of the Loans on the Borrowing Date, the Borrower and each of its Subsidiaries is Solvent.

    5.8. Opinion of Counsel to the Parent, the Borrower and its Subsidiaries

         The Agent shall have received an opinion of Richard A. Hainbach, Esq., general counsel of the Parent, the Borrower and its Subsidiaries, addressed to the Agent and the Lenders (and permitting Special Counsel to rely thereon), and dated the Borrowing Date, substantially in the form of Exhibit J. It is understood that such opinion is being delivered to the Agent and the Lenders upon the direction of the Parent, the Borrower and its Subsidiaries and that the Agent and the Lenders may and will rely on such opinion.

    5.9. Opinion of Special Counsel

         The Agent shall have received an opinion of Special Counsel, addressed to the Agent and the Lenders and dated the Borrowing Date substantially in the form of Exhibit K.

    5.10.     Borrower Security Agreement

         The Agent shall have received the Borrower Security Agreement, duly executed by an Authorized Signatory of the Borrower and dated the Borrowing Date, together with the following:

              (a) one or more share certificates, representing all of the issued and outstanding Capital Stock of each Subsidiary of the Borrower, together with, in the case of corporate Stock, one undated stock power, executed in blank by an Authorized Signatory of the Borrower and bearing a signature guarantee in all respects satisfactory to the Agent, in respect of each such certificate;

              (b) Transaction Statements in the form of Annex A to the Borrower Security Agreement, executed by an Authorized Signatory of the Borrower, with respect to each Uncertificated Security (defined therein) owned by the Borrower constituting Collateral thereunder;

              (c) Instruments constituting Collateral, duly indorsed in blank by an Authorized Signatory of the Borrower;

              (d) Grants of Security Interest in Patents and Trademarks in the form of Annexes B-1 and B-2 to the Borrower Security Agreement;

              (e) such UCC Financing Statements, executed by the Borrower, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under the Borrower Security Agreement; and

              (f) such other documents as the Agent may require in connection with the perfection of its security interests therein.

    5.11.     Subsidiary Guaranty

         The Agent shall have received the Subsidiary Guaranty, duly executed by an Authorized Signatory of each Subsidiary of the Borrower, together with the following:

              (a) one or more share certificates, representing all of the issued and outstanding Capital Stock of each Subsidiary owned by each such Subsidiary, together with, in the case of corporate Stock, one undated stock power, executed in blank by an Authorized Signatory of such Subsidiary and bearing a signature guarantee in all respects satisfactory to the Agent, in respect of each such certificate,

              (b) Transaction Statements in the form of Annex A to the Subsidiary Guaranty, executed by an Authorized Signatory of each Subsidiary Guarantor, with respect to each Uncertificated Security (defined therein) owned by such Subsidiary constituting Collateral thereunder;

              (c) Instruments constituting Collateral, duly indorsed in blank by an Authorized Signatory of the Subsidiary which is the owner thereof;

              (d) Grants of Security Interest in Patents and Trademarks in the form of Annexes B-1 and B-2 to the Subsidiary Guaranty;

              (e) such UCC Financing Statements, executed by an Authorized Signatory of each Subsidiary Guarantor, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under the Subsidiary Guaranty; and

              (f) such other documents as the Agent may require in connection with the perfection of its security interests therein.

    5.12.     Parent Security Agreement

         The Agent shall have received the Parent Security Agreement, duly executed by an Authorized Signatory of each of the Parent and the Borrower, dated the Borrowing Date, together with the following:

              (a) Transaction Statements in the form of Annex A to the Parent Security Agreement, executed by an Authorized Signatory of the Parent, with respect to each Uncertificated Security (defined therein) owned by the Parent constituting Col lateral thereunder;

              (b) such UCC Financing Statements, executed by an Authorized Signatory of the Parent, as shall be reasonably requested by the Agent in order to perfect the security interest in any collateral security granted under the Parent Security Agreement; and

              (c) such other documents as the Agent may require in connection with the perfection of its security interests therein.

    5.13.     Subordination Agreement

         The Agent shall have received the Subordination Agreement, duly executed by an Authorized Signatory of Helicon Corp. and the Borrower.

    5.14.     Search Reports and Related Documents

         The Agent shall have received (i) UCC, tax and judgment lien, patent and trademark search reports in all respects satisfactory to the Agent with respect to each applicable public office where Liens are or may be filed disclosing that there are no Liens of record in such official's office covering any Property of the Borrower, any of its Subsidiaries or the Parent or showing the Borrower, any of its Subsidiaries or the Parent as debtor thereunder (other than Permitted Liens) and (ii) a certificate of the Borrower signed by an Authorized Signatory thereof, dated the Borrowing Date, certifying that, upon the making of Loans on the Borrowing Date, there will exist no Liens on any Property of the Borrower, any of its Subsidiaries or the Parent other than Permitted Liens.

    5.15.     Booth Acquisition; Certificate

         (a)  The Booth Acquisition shall have been consummated.

         (b) The Agent shall have received a certificate of an Authorized Signatory of the Borrower, in all respects satisfactory to the Agent and dated the Borrowing Date, (i) attaching a true and complete copy of each of the fully executed Booth Acquisition Documents, (ii) certifying that (A) each thereof is in full force and effect and (B) the Booth Acquisition has been consummated in accordance with the Booth Acquisition Documents without any waiver or modification of any of the conditions thereto (except for a waiver or modification with respect to approvals and consents which in the aggregate are not material to the consummation of the Booth Acquisition and will not adversely affect in any material respect the Borrower's ability to conduct the Booth Business or the Operating Cash Flow derived therefrom) and (iii) certifying that the total acquisition cost of the Booth Acquisition is not greater than $20,000,000.

    5.16.     Pro-Forma Compliance Certificate

         The Agent shall have received a certificate of a Financial Officer of the Borrower, in all respects reasonably satisfactory to the Agent, dated the Borrowing Date, attaching a pro-forma Compliance Certificate (after giving effect to the making of the Loans and the consummation of the Booth Acquisition and based upon the Pro-Forma Financial Statements).

    5.17.     Material Agreements

         The Agent shall have received a fully executed copy of each of the Material Agreements, in each case certified to be a true and complete copy thereof by an Authorized Signatory of the Borrower, each of which shall be in form and substance satisfactory to the Agent.

    5.18.     Property, Public Liability and Other Insurance

         The Agent shall have received a certificate of all insurance maintained by the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Agent, together with the endorsements required by Section 6.5.

    5.19.     Fees

         All fees payable to the Agent and the Lenders on the Borrowing Date shall have been paid.

    5.20.     Fees and Expenses of Special Counsel

         The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

    5.21.     Compliance

         On the Borrowing Date and after giving effect to the making of the Loans (i) there shall exist no Default or Event of Default, (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on the Borrowing Date, (iii) each Credit Party shall be in compliance with all of the terms, covenants and conditions of the Loan Documents to which it is a party and (iv) the Agent shall have received a certificate from a Financial Officer of the Borrower to such effect.

    5.22.     Subscriber Reports

         A subscriber report in respect of each CATV System by region as of the most recent month-end prior to the date of this Agreement, if any.

    5.23.     Required Filings and Approvals

         Evidence satisfactory to the Agent and its counsel that all filings and registrations with, and all material approvals, orders, authorizations, franchises, consents, licenses, certificates and permits (including, without limitation, all CATV Franchises and FCC Licenses) from, all Governmental Authorities (including the FCC), and all other Persons which are or may be required prerequisites to the validity, enforceability or non-voidability of the Transaction Documents, the consummation of the Booth Acquisition and the grant of the security interests pursuant to the Collateral Documents have been made or obtained, and the Agent shall have received a certificate from an Authorized Signatory of the Borrower to the foregoing effect.

    5.24.     Cumulative Leakage Index

         Copies of the most recent Cumulative Leakage Index reports for the Borrower (including with respect to the Booth Assets), if available, together with such other reports on environmental matters as the Agent may reasonably request, each of which shall be in form and substance satisfactory to the Agent and the Lenders.

    5.25.     Projections

         The Agent shall have received such projections and other financial information as it shall have requested with respect to the Borrower and the Booth Acquisition.

    5.26.     Intercreditor Agreement

         The Agent shall have received a copy of the Intercreditor Agreement (as defined in the Senior Indenture), duly executed by all parties thereto.

    5.27.     Fleet Debt

         The Indebtedness evidenced by the Loan Agreement, dated as of December 19, 1994, between the Borrower and Helicon Capital Corp. and Fleet Bank shall have been repaid in full, all Liens securing such Indebtedness shall have been released and the Intercreditor Agreement, dated as of December 19, 1994, among Fleet Bank, Shawmut Bank Connecticut, National Association, as trustee under the Senior Indenture, the Borrower and Helicon Capital Corp. shall have been terminated, and the Agent shall have received a certificate from an Authorized Signatory of the Borrower to the foregoing effect.

    5.28.     Borrowing Request

         The Agent shall have received a Borrowing Request, duly executed by an Authorized Signatory of the Borrower.

    5.29.     Loan Closings

         All documents required by the provisions of the Loan Documents to be executed or delivered to the Agent or any Lender on or before the Borrowing Date shall have been so executed and delivered on or before the Borrowing Date.

    5.30.     Other Documents

         Each of the Agent and the Lenders shall have received such other documents, each in form and substance reasonably satisfactory to it, as it shall reasonably require in connection with the making of the Loans on the Borrowing Date.


6.  AFFIRMATIVE COVENANTS

    The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall:

    6.1. Financial Statements and Information

         Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

              (a) As soon as available, but in any event within 90 days after the end of each fiscal year, a copy of its Consolidated Balance Sheet as at the end of such fiscal year, together with the related Consolidated Statements of Profit and Loss and Reconciliation of Surplus and Cash Flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheets and Consolidated Statements of Profit and Loss and Reconciliation of Surplus and Cash Flows shall be audited and certified without qualification by the Accountants, which certification shall

(i) state that the examination by such Accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. Notwithstanding the foregoing, the Borrower may satisfy its obligation to furnish the annual Consolidated financial statements referred to above with respect to any fiscal year by furnishing copies of the Borrower's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided the Borrower is required to file such annual report on Form 10-K with the SEC and such filing is actually made.

              (b) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the Consolidated Balance Sheet of the Borrower as at the end of each such quarterly period, together with the related Consolidated Statements of Profit and Loss and Reconciliation of Surplus and Cash Flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of the Borrower, as being complete and correct in all material respects and as presenting fairly the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Subsidiaries. Notwithstanding the foregoing, the Borrower may satisfy its obligation to furnish the quarterly Consolidated financial statements referred to above with respect to any fiscal quarter by furnishing copies of the Borrower's quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, provided the Borrower is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made.

              (c) Within 45 days after the end of each of the first three fiscal quarters (90 days after the end of the last fiscal quarter), a Compliance Certificate, certified by a Financial Officer of the Borrower.

              (d)  Within 30 days after the close of each
month, for the Borrower and its Subsidiaries on a Consolidated basis, monthly operating statistics for such month including Consolidated profit and loss statements for such month and for the period from the beginning of the current fiscal year to the end of such month and subscriber reports and a balance sheet as of the end of such month, all in form and substance satisfactory to the Agent and certified by a Financial Officer of the Borrower.

              (e) As soon as available and in any event within 60 days after the first day of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected Consolidated income statement and funds flow statement) of the Borrower for such fiscal year.

              (f) Promptly upon the request of the Agent or any Lender, copies of all material amendments or renewals of material franchises, licenses, consents, approvals and authorizations granted or issued by any Governmental Authority, necessary and appropriate to operate the CATV Systems and of any other material communications between the Borrower or any Subsidiary and the FCC or any other Governmental Authority having jurisdiction over the Borrower or such Subsidiary.

              (g) Such other information as the Agent or any Lender may reasonably request from time to time.

    6.2. Certificates; Other Information

         Furnish to the Agent and each Lender:

              (a) Prompt written notice if: (i) any Indebtedness of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $500,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under, or the holder or obligee of, any note (other than the Notes), certificate, security or other evidence of Indebtedness, with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare Indebtedness $500,000 due and payable prior to its stated maturity or (iii) there shall occur and be continuing a Default or an Event of Default;

              (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

              (c) Promptly upon becoming available, copies of all (i) registration statements, regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

              (d) Prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that
(i) the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan or (ii) the assessment of a civil penalty under Section 502(c) of ERISA, together with a certificate of a Financial Officer of the Borrower setting forth the details of such event and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

              (e) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law.

              (f) In the event that the Agent shall have a reasonable basis for believing that Hazardous Substances may be on, at, under or around any Real Property in violation of any applicable Environmental Law, conduct and complete (at the Borrower's expense) all investigations, studies, samplings and testings relative to such Hazardous Substances as the Agent may reasonably request.

              (g) Such other information as the Agent or any Lender shall reasonably request from time to time.

    6.3. Notice of Default, Etc.

         Promptly notify the Agent, and will cause each Subsidiary to promptly notify the Agent, of the occurrence of (a) any Default or Event of Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect; (b) the receipt by the Borrower or any Subsidiary of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any CATV Franchise, FCC License or other license granted by any Governmental Authority now or hereafter held by the Borrower or any Subsidiary the lack of which could reasonably be expected to have a Material Adverse Effect; or (c) any state or local statute, regulation or ordinance or judicial or administrative order, or any federal judicial or administrative order specifically addressed to the Borrower or any Subsidiary, limiting or controlling the operations of the Borrower or any Subsidiary which has been issued or adopted hereafter and which could reasonably be expected to have a Material Adverse Effect.

    6.4. Taxes

         Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes upon or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on Property of the Borrower or such Subsidiary (other than a Lien described in Section 7.2(i)), unless and to the extent only that such Taxes shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and provided that any such contested Tax, shall not constitute, or create, a Lien on any Property of the Borrower or such Subsidiary senior to the Liens, if any, granted to the Agent and the Lenders by the Collateral Documents on such Property, and, provided further, that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Ac-countants in accordance with GAAP shall have been made therefor.

    6.5. Insurance

         (a) Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including public liability (bodily injury and property damage), fidelity and workers' compensation with deductibles which are customary for companies engaged in similar businesses, and which, in the case of property insurance, shall be against all risks; and file with the Agent within ten days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the Financial Officer (or such other officer as shall be acceptable to the Agent) of the Borrower certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower under this Section, and is in full force and effect.

         (b) Insurance Covering Collateral. Promptly upon request therefor, deliver or cause to be delivered to the Agent originals or duplicate originals of all such policies of insurance. All such insurance policies in respect of property insurance shall contain a standard loss payable clause and shall be endorsed to provide that, in respect of the interests of the Agent and the
Lenders: (i) the Agent shall be an additional insured, (ii) 30 days' prior written notice of any cancellation, reduction of amounts payable, or any changes and amendments shall be given to the Agent, and (iii) the Agent shall have the right, but not the obligation, to pay any premiums due or to acquire other such insurance upon the failure of the Borrower or such Subsidiary to pay the same or to so insure. All property insurance policies shall name the Agent as a co-loss payee in respect of each claim relating to the Collateral and resulting in a payment under any such insurance policy exceeding $500,000. Provided that no Default or Event of Default shall exist, the Agent agrees, promptly upon its receipt thereof, to pay over to the Borrower the proceeds of such payment to enable the Borrower to repair, restore or replace the Property subject to such claim. To the extent that the Borrower elects not to repair, restore or replace such

Property, such proceeds, together with any Condemnation proceeds which the Borrower or any Subsidiary may receive, shall be immediately applied to the prepayment of the Loans in accordance with Section 2.4(b). If a Default or Event of Default shall then exist, the Agent shall (i) hold the proceeds of such payment as Collateral until such Default or Event of Default shall no longer exist and then pay over the same to the Borrower to enable the Borrower to repair, restore or replace or cause to be repaired, restored or replaced the Property subject to the claim which resulted in such payment or (ii) hold such proceeds as Collateral and apply the same to the obligations of the Borrower under the Loan Documents in such order, in such amounts and at such times as the Agent, with the consent of Required Lenders, shall decide.

         (c) Concurrent Insurance. Neither the Borrower nor any of its Subsidiaries shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to subsection (b) above unless the Borrower shall have given the Agent prior written notice thereof and caused the insurance policy to name the Agent as an additional insured and a co-loss payee thereunder and to be endorsed in the manner required by subsection (b) above.

    6.6. Performance of Obligations

         Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted and that any such contested Indebtedness, obligations or claims shall not constitute, or create, a Lien on any Property of the Borrower or any of its Subsidiaries senior to the Lien, if any, granted to the Agent under the Collateral Documents on such Property, and provided that the Borrower shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

    6.7. Condition of Property

         At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

    6.8. Observance of Legal Requirements

         Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Bor rower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

    6.9. Inspection of Property; Books and Records; Discussions

         At all reasonable times, upon reasonable prior notice, permit representatives of the Agent and each Lender to visit the offices of the Borrower and each of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

    6.10.     Authorizations

         Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business.

    6.11.     Financial Covenants

         (a) Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter during each period set forth below, an Interest Coverage Ratio of not less than the applicable ratio set forth below for such period:

              Period                   Ratio
             --------                 -------

         Effective Date through
         December 31, 1998             1.50:1.00

         January 1, 1999 and
         thereafter                    1.75:1.00.

         (b) Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 1.05:1.00.

         (c) Leverage Ratio. Maintain at all times during each period set forth below, a Leverage Ratio of not more than the applicable ratio set forth below for such period:

              Period                   Ratio
             --------                 -------

         Effective Date through
         December 31, 1998             6.25:1.00

         January 1, 1999 through
         June 30, 1999                 5.85:1.00

         July 1, 1999 through
         December 31, 1999             5:50:1.00

         January 1, 2000 and
         thereafter                    5.00:1.00.

    6.12.     Additional Subsidiaries

         At any time after the Effective Date upon which a Person shall have become a Subsidiary of the Borrower, (i) cause such Subsidiary to become a party to the Subsidiary Guaranty, in accordance with the terms thereof, on and as of such date and to deliver or cause to be delivered to the Agent, simultaneously with the execution and delivery of the same, (A) a certificate, dated the date such Subsidiary shall have become a party to the Subsidiary Guaranty, executed by such Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such Subsidiary had become a party to the Subsidiary Guaranty on or before the Borrowing Date, (B) if requested by the Agent, an opinion of counsel to such Subsidiary, covering the same matters with respect to such Subsidiary as were covered by the opinions delivered pursuant to Section 5.8, in form and substance satisfactory to the Agent, (C) such certificates, stock powers, instruments, Grants of Security Interest, Transaction Statements, UCC Financing Statements and UCC, tax and judgment lien searches which would have been required under Section 5.11 and 5.13 if such Subsidiary had become a party to the Subsidiary Guaranty on the Borrowing Date, (ii) deliver such certificates, stock powers and other documents as may by required by the applicable Collateral Documents and such other documents as the Agent shall request.

    6.13.     Interest Rate Protection Arrangements

         At all times, maintain at least 66.7% of the outstanding principal amount of the sum of the Senior Indenture Notes and the Notes at a fixed rate of interest (not subject to any Rate Protection Agreements providing for a floating or changing interest rate) or at a floating or changing interest rate (subject to Rate Protection Agreements providing for a fixed interest rate or interest rate cap satisfactory to the Agent).

    6.14.     Conduct of Business, Maintenance of Licenses.

         (i) Carry on and conduct its business, and cause each Subsidiary so to do, in the ordinary course in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted; (ii) do all things necessary, and cause each Subsidiary so to do, to remain duly organized, validly existing and in good standing as a domestic limited liability company, partnership, or corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which the failure to maintain such authority could reasonably be expected to have a Material Adverse Effect; (iii) preserve the tax status of the Borrower as a limited partnership under the Code and other applicable law; and (iv) do all things necessary, and cause each Subsidiary so to do, to renew, extend and continue in effect all permits, licenses and authorizations which may at any time and from time to time be necessary to operate the CATV Systems in compliance with all applicable laws and regulations, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.


7.  NEGATIVE COVENANTS

    The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall not, directly or indirectly:

    7.1. Indebtedness

         Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents, (ii) Indebtedness of the Borrower under the Senior Indenture Notes, (iii) Indebtedness of the Borrower under the Affiliate Note, (iv) Indebtedness of the Borrower in the outstanding principal amount of $1,851,604 (as of 12/31/96, with interest thereon for the period from 1/01/97 through 12/31/97 to be capitalized and added to such principal amount), payable to Simmons Communications Company, L.P., incurred in connection with the Borrower's acquisition of certain Vermont cable television systems, and Indebtedness of the Borrower in the outstanding principal amount of $281,292 (as of June 1, 1997), payable to Passumpsic Savings Bank secured by the Borrower's office building in Danville, Vermont and (v) additional Indebtedness of the Borrower under Capital Lease Obligations and purchase money Indebtedness in the aggregate outstanding principal amount not exceeding $1,500,000.

    7.2. Liens

         Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 6.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,
(iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely af fect the value of such real Property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such Subsidiary, (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 6.6, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in accordance with Section 6.6, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens in favor of the Agent and the Lenders under the Loan Documents, (viii) Liens described on Schedule 7.2 securing Indebtedness permitted by Section 7.1(ii) and (iv) and (ix) Liens securing Indebtedness permitted by Section 7.1(v), provided that such Liens attach only to the Property financed with the applicable Capital Lease Obligations or purchase money Indebtedness permitted by such Section 7.1(v), and provided further that any intercreditor agreement required to be entered into pursuant to the Senior Indenture with respect to such Capital Lease Obligations or purchase money Indebtedness shall be in all respects satisfactory to the Agent.

    7.3. Merger, Consolidations and Acquisitions

         Consolidate with, be acquired by, merge into or with any Person, make any Acquisition or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any of its Subsidiaries so to do, except:

              (a)  Capital Expenditures permitted by Section 7.7; and

              (b)  Investments permitted by Section 7.5.


    7.4. Dispositions

         Make any Disposition, or permit any of its Subsidiaries so to do, except:

              (a)  Dispositions of any Investments permitted under Section
7.5(a);

              (b) Dispositions of notes receivable or accounts receivable, with or without recourse in the ordinary course of business and on terms and conditions customary in the Borrower's or such Subsidiary's business; and

              (c) Dispositions of Property which, in the reasonable opinion of the Borrower or such Subsidiary, is not material and is either obsolete or no longer useful in the conduct of its business, provided that the Borrower shall prepay the Loans with the Net Cash Proceeds derived from such disposition in accordance with Section 2.4(b).

    7.5. Investments, Loans, Etc.

         At any time, directly or indirectly, purchase or otherwise hold, own, acquire or invest in the Capital Stock of, evidence of indebtedness or other obligation or security issued by, any other Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any Acquisition (other than a Permitted Acquisition), or become a partner or joint venturer in any partnership or joint venture, or make any other investment (whether in cash or other Property) in any other Person, or make any commitment or otherwise to agree to do any of the foregoing (all of which are sometimes referred to herein as "Investments"), or permit any of its Subsidiaries so to do, or except:

              (a)  Investments in Cash Equivalents;

              (b)  Investments existing on the Effective Date as set forth on
Schedule 7.5;

              (c) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance; and

              (d) Investments by the Borrower or any Subsidiary in Intercompany Indebtedness permitted under Section 7.1, provided that any such Intercompany Indebtedness shall be evidenced by a promissory note and such note shall be pledged to the Agent under the applicable Collateral Document.

    7.6. Restricted Payments

         Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries so to do, except that: (i) a wholly-owned Subsidiary may declare and pay Restricted Payments to another wholly-owned Subsidiary or to the Borrower and (ii) provided that no Default or Event of Default has occurred and is then continuing or would occur giving effect thereto, the Borrower may in any fiscal year pay Management Fees in cash in arrears in an aggregate amount not in excess of 5% of Consolidated revenues for such fiscal year; provided that any Management Fees which may not be paid pursuant hereto shall be deferred to a date after the payment in full of all Obligations and shall be subordinated pursuant to the subordination provisions of the Subordination Agreement. Notwithstanding anything to the contrary contained herein, no Management Fees shall be payable to any Person other than Helicon Corp., and no Management Fees may be paid if a Default or Event of Default shall exist.

    7.7. Capital Expenditures.

         Make any Capital Expenditures, or incur any obligation to make Capital Expenditures, or permit any of its Subsidiaries so to do, in an aggregate Consolidated amount in excess of $8,500,000 in any fiscal year. Capital Expenditures shall be calculated on a noncumulative basis so that amounts not expended in a fiscal year may not be carried over and expended in any subsequent fiscal year.

    7.8. Business and Name Changes

         Change in any material respect the nature of the business of the Borrower and its Subsidiaries as conducted on the Effective Date, or alter or modify its name, structure or status, or change its fiscal year from that in effect on the Effective Date, or permit any of its Subsidiaries so to do.

    7.9. ERISA

         Establish or contribute, or permit any of its Subsidiaries or any ERISA Affiliates so to do, to any Pension Plan or any Employee Benefit Plan that provides for post-retirement benefits.

    7.10.     Prepayments of Indebtedness

         Prepay or obligate itself to prepay (whether by payment, purchase, defeasance or otherwise), in whole or in part, any Indebtedness (other than the Indebtedness under the Loan Documents), or permit any of its Subsidiaries so to do, except (i) for mandatory prepayments of the Senior Indenture Notes, provided that the Borrower shall make a simultaneous prepayment of the Loans on a pro rata basis in accordance with the relative outstanding principal amount of the Loans and the Senior Indenture Notes, and (ii) the Borrower may prepay the Affiliate Note in an amount not exceeding $3,000,000, provided that the Borrower shall make a simultaneous prepayment of the Loans in an equal amount and immediately before and after giving effect thereto no Default or Event of Default shall exist.

    7.11.     Amendments, Etc. of Certain Agreements

         Enter into or agree to any amendment, modification or waiver of any term or condition of (i) its Organizational Documents in any way which could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries so to do, or (ii) any of the Material Agreements (except for modifications and waivers of the Booth Acquisition Documents to the extent contemplated by Section 5.15(b)).

    7.12.     Transactions with Affiliates

         Become a party to any transaction with an Affiliate unless the Borrower's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, or permit any of its Subsidiaries so to do.

    7.13.     Issuance of Additional Capital Stock

         Issue any additional Capital Stock, or permit any Subsidiary so do do, except that the Borrower may issue additional Capital Stock (other than Capital Stock subject to mandatory redemption (or redemption at the option of the holder thereof), mandatory dividends or other mandatory distributions in whole or in part), provided that (i) no Default or Event of Default shall exist immediately before or after giving effect thereto, (ii) simultaneously therewith such Capital Stock shall be pledged by the Parent to the Agent pursuant to the Parent Security Agreement and (iii) the Borrower shall prepay the Loans with the Net Cash Proceeds derived therefrom in accordance with Section 2.4(b).

    7.14.     Limitation on Upstream Transfers by Subsidiaries

         Permit or cause any of its Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person pursuant to the terms of which such Subsidiary is or would be prohibited or restricted from declaring or paying any cash dividends or distributions on any class of its Capital Stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any loans or other advances to the Borrower (herein referred to as "Upstream Transfers").

    7.15.     Limitation on Negative Pledges

         Enter into any agreement, other than (i) this Agreement and (ii) the Senior Indenture Documents, or permit any of its Subsidiaries so to do, which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

    7.16.     Additional Subsidiaries

         Create or otherwise acquire any Subsidiary on or after the Effective Date.


8.  DEFAULT

    8.1. Events of Default

         The following shall each constitute an "Event of Default" hereunder:

              (a) The failure of the Borrower to make any payment of principal on any Note when due and payable; or


              (b) The failure of the Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

              (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.5, 6.5, 6.11, 6.12 or Section 7; or

              (d) The failure of any Credit Party to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after such Credit Party shall have obtained knowledge thereof; or

              (e) Any representation or warranty made by any Credit Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

              (f) Liabilities and/or other obligations of the Borrower (other than its obligations hereunder), any of its Subsidiaries or any other Credit Party, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness in an aggregate amount in excess of $1,000,000 (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, (iii) any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or (iv) as a consequence of the occurrence or continuation of any event or condition, the Borrower, any of its Subsidiaries or any other Credit Party, has become obligated to purchase, repay or post cash collateral in respect of any Indebtedness before its regularly scheduled maturity date;

              (g) Any license, franchise, permit, right, approval or agreement of the Borrower, any of its Subsidiaries or any other Credit Party, is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof would have a Material Adverse Effect; or

              (h) The Borrower, any of its Subsidiaries or any other Credit Party, shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower, such Subsidiary or such other Credit Party; or

              (i) An order for relief is entered under the bankruptcy or insolvency laws of any jurisdiction or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower, any of its Subsidiaries or any other Credit Party, bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower, any of its Subsidiaries or any other Credit Party, under the bankruptcy or insolvency laws of any jurisdiction, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, any of its Subsidiaries or any other Credit Party, or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower, any of its Subsidiaries or any other Credit Party, and any such decree or order continues unstayed and in effect for a period of 45 days; or

              (j) Judgments or decrees against the Borrower, any of its Subsidiaries or any other Credit Party, aggregating in excess of $250,000, which are not being appropriately contested in good faith, shall remain unpaid, unstayed on ap-peal, undischarged, unbonded or undismissed for a period of 30 days; or

              (k) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations under any Loan Document, or any "Event of Default" shall have occurred under, and as such term is defined in, any Loan Document; or

              (l)  The occurrence of a Change of Control; or

              (m) (i) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (ii) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or (iii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which in the case of clauses (i) through (iii) would, individually or in the aggregate, have a Material Adverse Effect; or

              (n)  (i) Any license, authorization, consent or permit
(including, without limitation, any CATV Franchise or FCC License) necessary for the ownership or essential for the operation by the Borrower or any Subsidiary of any CATV System shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another license, authorization, consent or permit authorizing substantially the same operations of such CATV System; or (ii) any license, authorization, consent or permit (including, without limitation, any CATV Franchise or FCC License) necessary for the ownership or essential for the operation of any CATV System shall be cancelled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; or (iii) the FCC shall have issued any hearing designation order in any non-comparative license renewal proceeding or any license revocation proceeding involving any license necessary for the ownership or essential for the operation of any CATV Systems; or (iv) in any comparative (multiple applicant) license renewal proceeding involving any license necessary for the ownership or essential for the operation of any CATV System, any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Borrower or any Subsidiary lacks the qualifications to own or operate such CATV System, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review, (provided, however, that none of the foregoing events described in clause (i), (ii), (iii) or (iv) of this Section 8.1(n) shall constitute a Default if, assuming the final and non-appealable loss by the Borrower or any Subsidiary of any such license, authorization, consent or permit at the conclusion of all legal proceedings incident thereto, such loss would not have a Material Adverse Effect); or (v) any CATV System shall fail for any period of five consecutive calendar days to operate and the revenue stream derived from the particular CATV System failing to so operate is material to the revenue stream of the Borrower and the Subsidiaries taken as a whole; or

              (o) Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion; or

              (p) The Borrower or any of its Subsidiaries shall be the subject to any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation (including, without limitation, those relating to the Cumulative Leakage Index), which, in either case, could reasonably be expected to have a Material Adverse Effect; or

              (q) Nonpayment by the Borrower of any Rate Hedging Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Hedging Agreement beyond any applicable grace period for such breach; or

              (r) Twenty-five percent (25%) or more of the value of any class of equity interests in the Borrower shall be held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f).

    8.2. Contract Remedies

         (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (i) if such event is an Event of Default specified in clause (h) or (i) above, the Commitments of all of the Lenders shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and (ii) if such event is any other Event of Default, any or all of the following actions may be taken: (A) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Commitments of all of the Lenders terminated forthwith, whereupon such Commitments shall immediately terminate, and (B) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Each of the Borrower and the other Credit Parties hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

         (b) In the event that the Commitments of all the Lenders shall have been terminated or the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent and the Lenders from or on behalf of the Borrower shall be applied by the Agent and the Lenders in liquidation of the Loans and the other obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Agent from the

Borrower, (iii) third, to reimburse the Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 10.5; (iv) fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Loans), (v) fifth, to the payment pro rata according to the outstanding principal balance of the Loans, of interest due on the Loans of each Lender; (vi) sixth, to the payment, pro rata according to the outstanding principal balance of the Loans, of principal outstanding on the Loans; and (vii) seventh, to the payment of any other amounts owing to the Agent and the Lenders under any Loan Document.

         (c) Notwithstanding any other provision of the Loan Documents, it is the intention of the parties hereto that the security interests and Liens of the Agent in and on the Collateral shall in all relevant aspects be subject to and governed by the Communications Act or any successor statute or statutes thereto and the respective rules and regulations thereunder, as well as any other federal, state, or other law applicable to or having jurisdiction over the Borrower's or any Subsidiary's industry or the Borrower or any Subsidiary, and that nothing in this Agreement shall be construed to diminish the control exercised by the Borrower except in accordance with the provisions of such statutory requirements and rules and regulations and the terms and conditions of this Agreement. In connection with any exercise by the Agent or any Lender of its right and remedies under the Collateral Documents, it may be necessary to obtain the prior consent or approval of certain Persons, including but not limited to the FCC and other applicable governmental authorities. Upon the exercise by the Agent or the Lenders of any power, right, privilege or remedy pursuant to any Collateral Document which requires any consent, approval, registration, qualification or authorization of any Person, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, and other documents and papers that the Agent or the Lenders may be required to obtain for such consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Borrower will use its best efforts to obtain from the appropriate Persons the necessary consents and approvals, if any, for the effectuation of any sale or sales of Franchises (as defined in the Collateral Documents) upon the occurrence and during the continuance of a Default; and for the exercise of any other right or remedy of the Agent and

Lenders under any Collateral Document. The Agent and the Lenders will cooperate with the Borrower in preparing the filing with any Persons of all requisite applications required to be obtained by the Borrower under this Section.


9.  THE AGENT

    9.1. Appointment

         Each Lender hereby irrevocably designates and appoints BP as the Agent of such Lender under the Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The duties of the Agent shall be mechanical and administrative in nature, and, notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with, or fiduciary duty to, any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

    9.2. Delegation of Duties

         The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon, and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

    9.3. Exculpatory Provisions

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (A) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (B) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Credit Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Credit Party or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of the Borrower or any other Credit Party. The Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Agent shall be instructed in writing to do so by Required Lenders and such instructions shall be binding on all Lenders and all holders of the Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or is contrary to law or any provision of the Loan Documents. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to the Borrower or any other Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

    9.4. Reliance by Agent

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower or any other Credit Party), independent accountants and other experts selected by the Agent. The Agent may treat each Lender or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

    9.5. Notice of Default

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Borrower.

    9.6. Non-Reliance on Agent and Other Lenders

         Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any Lender, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and the value and Lien status of any collateral security and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and the value and Lien status of any collateral security. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or any other Credit Party which at any time may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

    9.7. Indemnification

         Each Lender agrees to indemnify and hold harmless the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the aggregate of the outstanding principal balance of the Loans (or at any time when no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including any amounts paid to the Lenders (through the Agent) by the Borrower or any other Credit Party pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including at any time following the payment of the Loans and Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including reasonable fees and expenses of counsel) payable by the Borrower under Section 10.5, to the extent that the Agent has not been paid such fees or has not been reimbursed for such costs and expenses, by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be paid by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders and the payment of all amounts payable under the Loan Documents.

    9.8. Agent in Its Individual Capacity

         BP and its affiliates may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Credit Party as though BP were not Agent hereunder. With re spect to the Commitment made or renewed by BP and the Note issued to BP, BP shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include BP.

    9.9. Successor Agent

         If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring

Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrower, the other Credit Parties and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly and the Lenders entitled thereto during such time.

10. OTHER PROVISIONS

    10.1.     Amendments and Waivers

         Notwithstanding anything to the contrary contained in any Loan Document, with the written consent of the Required Lenders, the Agent and the appropriate parties to the Loan Documents (other than the Lenders) may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Agent on behalf of the Lenders, may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall:

         (a) without the consent of all of the Lenders (i) increase the Commitment Amount of any Lender, (ii) extend the Commitment Period, (iii) reduce the rate, or extend the time of payment of, interest on any Loan or any Note, (iv) reduce the amount, or extend the time of payment of any installment or other payment of principal on any Loan or any Note, (v) decrease or forgive the principal amount of any Loan or any Note, (vi) consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, (vii) release all or any of the obligations of any Credit Party under the Loan Documents (other than in connection with (A) a Disposition by or of such Credit Party permitted by
Section 7.4 or (B) any release specifically provided for in the Loan Documents), (viii) release any Collateral or any security interest therein (other than in connection with (A) a Disposition permitted under Section 7.4 or (B) any release specifically provided for in the Loan Documents), (ix) change the provisions of Section 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 8.1(a),
this Section 10.1 or Section 10.7(a), (x) change the definition of "Required Lenders", (xi) change the several nature of the Lenders' obligations, or
(xii) change any provision governing the sharing of payments and liabilities among the Lenders; and

         (b) without the written consent of the Agent, amend, modify or waive any provision of Section 9 or otherwise change any of the rights or obligations of the Agent under any Loan Document.

         Any such amendment, supplement, modification, waiver or consent shall apply equally to the Agent and each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary contained in any Loan Document, the Agent may, at any time and from time to time without the consent of any one or more of the Lenders, release any Collateral or any security interest therein in connection with (A) any disposition of such Collateral permitted by Section 7.4 or (B) any release specifically provided for in the Loan Documents.

    10.2.     Notices

         All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or three Business Days after having been deposited in the mail, first-class postage prepaid, or, in the case of notice by telecopy, when sent, addressed as follows in the case of the Borrower or the Agent, addressed to the Domestic Lending Office, in the case of each Lender, or addressed to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

         The Borrower:

         The Helicon Group, L.P.
         630 Palisades Avenue
         Englewood, New Jersey  07632
         Attention: Herbert J. Roberts,
                         Senior VP, CFO and Treasurer

         Telephone: (201) 568-7720
         Facsimile: (201) 568-6228

    with a copy, in the case of notice of the occurrence of an Event of Default, to:

         The Helicon Group, L.P.
         630 Palisades Avenue
         Englewood, New Jersey  07632
         Attention: General Counsel

         Telephone: (201) 568-7720
         Facsimile: (201) 568-6228

         The Agent:

         Notices

         Banque Paribas
         787 Seventh Avenue
         New York, New York  10019
         Attention:  Philippe Vuarchex
         Telephone: (212) 841-2226
         Facsimile: (212) 841-2369


except that any notice, request or demand by the Borrower to or upon the Agent or the Lenders pursuant to Sections 2.3 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

    All payments to the Agent shall be made to:

         Banque Paribas

         787 Seventh Avenue
         New York, New York  10019

    or to such other office as the Agent shall from time to time designate.

    10.3.     No Waiver; Cumulative Remedies

         No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    10.4.     Survival of Representations and Warranties and Certain
Obligations

         (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

         (b) The obligations of the Borrower under Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 10.5 and 10.8 shall survive the termination of the Commitments of all of the Lenders and the payment of the Loans and all other amounts payable under the Loan Documents.

    10.5.     Expenses

         The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Agent for all their respective out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse each of the Agent and the

Lenders for all of its costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Credit Party under any of the Loan Documents and (B) the enforcement of this Section and (iii) to pay, indemnify, and hold each of the Lenders, and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each of the Lenders and the Agent and each of its officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement involving the Agent and the Lenders (all the foregoing, collectively, the "Indemnified Liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment not prohibited under applicable law; provided, however, that the Borrower shall have no obligation to pay Indemnified Liabilities to the Agent or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent or such Lender or claims between one indemnified party and another indemnified party.
 The agreements in this Section shall survive the termination of the Commitments of all of the Lenders and the payment of all amounts payable under the Loan Documents.

    10.6.     Lending Offices

         (a) Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending

Office or Eurodollar Lending Office, as the case may be, provided, however, that no Lender shall be entitled to receive any greater amount under Sections 3.3, 3.4, 3.5 and 3.8 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

         (b) Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 3.3, 3.4, 3.5 and 3.8 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.3, 3.4, 3.5 and 3.8.

    10.7.     Assignments and Participations

         (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that neither the Borrower nor any other Credit Party may assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Agent and each Lender.

         (b) Each Lender shall have the right at any time, upon written notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Agent (which consent shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents to any Eligible Assignee, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to its affiliates or (y) its entire interest) shall be in a minimum amount of $2,500,000 and whole multiples of $500,000 in excess thereof and (ii) in the case of each Lender other than BP, it shall pay a fee to the Agent in the amount of $3,500. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and the recording thereof by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Agent and at the Borrower's expense to execute and deliver (1) to such assignee, a Note, dated the Borrowing Date, in a principal amount equal to the portion of the Loan assigned to such assignee and (2) to such assignor Lender if it did not assign its entire interest, a Note, dated the Borrowing Date, in a principal amount equal to the balance of such assignor Lender's Loan, if any, and each assignor Lender shall cancel and return to the Borrower its existing Note. Upon any such sale, assignment or other transfer prior to the Borrowing Date, the Commitment Amounts, if applicable, set forth in Exhibit A shall be adjusted accordingly by the Agent and a new Exhibit A shall be distributed by the Agent.

         (c) Each Lender may, with the prior written consent of the Agent (which consent shall not be unreasonably withheld), grant participations in all or any part of its rights under the Loan Documents to one or more Eligible Assignees, provided that (i) its obligations under the Loan Documents shall remain unchanged, (ii) it shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the Lenders, as applicable, shall continue to deal solely and directly with it in connection with its rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to the matters described in Section 10.1(a). The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9, be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

         (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) any participation is granted pursuant to subsection (c) above, to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Agent in the case of clause (i), and to the Borrower and Lender which sold such participation, as the case may be, in the case of clause (ii), as shall be required by Section 3.8(e).

         (e) No Lender shall, as between and among the Borrower, the Agent and such Lender, as the case may be, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of rights and obligations under the Loan Documents, except that it shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its rights and obligations under the Loan Documents pursuant to subsection (b) above.

         (f) Notwithstanding anything to the contrary contained in this Section, each Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

    10.8.     Indemnity

         The Borrower agrees to defend, protect, indemnify, and hold harmless the Agent, each of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person" and, collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel to such Indemnified Persons in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under Environmental Laws, Federal, state or local health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of the Borrower, any other Credit Party, or their respective predecessors in interest, or the past, present or future environmental condition of the Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance into the environment from any such Property) in any manner relating to or arising out of the Loan Documents, any commitment letter or fee letter executed and delivered by the Borrower or any of its Subsidiaries and/or the Agent, the capitalization of the Borrower or any of its Subsidiaries, the Commitments, the making of, management of and participation in the Loans, or the use or intended use of the proceeds of the Loans hereunder, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments of all of the Lenders and the payment of all Indebtedness and other obligations of the Credit Parties under the Loan Documents.

    10.9.     Limitation of Liability

         No claim may be made by the Borrower, any of its Subsidiaries, any other Credit Party, any Lender or other Person against the Agent, any Lender, or any directors, officers, employees, agents or Affiliates of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, its Subsidiaries, such other Credit Party, any such Lender or other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

    10.10.    Counterparts

         Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

    10.11.    Adjustments; Set-off

         (a) If any Lender (a "Benefitted Lender"), shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans or its Notes in excess of its pro rata share of payments then due and payable on account of the Loans and the Notes received by all the Lenders, then such Benefitted Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes as shall be necessary to cause such Benefitted Lender to share such excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefitted Lender, such purchase from such other Lenders shall be rescinded, and each such other Lender shall repay to such Benefitted Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's pro rata share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from such Benefitted Lender) of any interest or other amount paid or payable by such Benefitted Lender in respect of the total amount so recovered. The Borrower agrees that such Benefitted Lender so purchasing a participation from such other Lenders pursuant to this subsection (a) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Benefitted Lender were the direct creditor of the Borrower in the amount of such participation.

         (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Sections 8.1(a) or (b), each of the Lenders shall have the right, without prior notice to the Borrower or any other Credit Party, any such notice being expressly waived by the Borrower and each other Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower or such other Credit Party, as the case may be, to such Lender any amount owing from such Lender to the Borrower or such other Credit Party, as the case may be, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or such other Credit Party, as the case may be, or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower or such other Credit Party, as the case may be, or against anyone else claiming through or against the Borrower or such other Credit Party, as the case may be, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each of the Lenders agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

    10.12.    Governmental and Regulatory Authorities.

         It is the intention of the parties hereto that the security interests and liens of the Agent in and on the Collateral shall in all relevant aspects be subject to and governed by the Communications Act, the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992 (as each such act may be in effect from, time to time) or any successor statute or statutes thereto and the respective rules and regulations thereunder, as well as any other federal, state, or other law applicable to or having jurisdiction over the cable television industry or the Borrower or any Subsidiary, and that nothing in this Agreement shall be construed to diminish the control exercised by the Borrower except in accordance with the provisions of such statutory requirements and rules and regulations and the terms and conditions of this Agreement. Upon the Agent's request, the Borrower agrees that it will use its best efforts promptly to obtain any and all governmental, regulatory, utility, or telephone company consents, approvals, or authorizations, if any, as may be required to be obtained from the FCC and any other governmental authority or utility or telephone company under the terms of any franchise, license, or similar operating right held by the Borrower or any Subsidiary and included in or affecting the Collateral.

    10.13.    Construction

         Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

    10.14.    Governing Law

         The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

    10.15.    Headings Descriptive

         Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

    10.16.    Severability

         Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

    10.17.    Integration

         All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders with respect to the subject matter thereof.

    10.18.    Consent to Jurisdiction

         Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

    10.19.    Service of Process

         Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 10.2 of the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

    10.20.    No Limitation on Service or Suit

         Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent or any Lender to serve process in any manner permitted by law or limit the right of the Agent or any Lender to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

    10.21.    WAIVER OF TRIAL BY JURY

         EACH OF THE AGENT, THE LENDERS AND THE CREDIT PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT OR THE LENDERS, OR COUNSEL TO THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       THE HELICON GROUP, L.P.

                                       By:  Baum Investments, Inc., its
                                                 General Partner


                                       By:  -------------
                                       Name: ------------
                                       Title: -----------


                                       BANQUE PARIBAS,
                                       Individually and as Agent



                                       By: --------------
                                       Name: ------------
                                       Title: -----------


                                       By: --------------
                                       Name: ------------
                                       Title: -----------